UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement
Increase Revolving Joinder
On May 17, 2017, Microsemi Corporation, a Delaware corporation (“Microsemi”), entered into an Increase Revolving Joinder No. 1 to Credit Agreement (the “Increase Revolving Joinder”) with respect to an increase in revolving commitments under its existing Credit Agreement dated as of January 15, 2016 (as amended and supplemented prior to May 17, 2017, the “Existing Credit Agreement” and as supplemented by the Increase Revolving Joinder, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent, and the lenders party thereto.
The Increase Revolving Joinder provides for, among other things, a $50,000,000 increase in total revolving commitments under the Credit Agreement (such $50,000,000 of commitments being referred to as the “Incremental Revolving Commitments”). After giving effect to the Increase Revolving Joinder, the Incremental Revolving Commitments are a part of the revolving credit facility (the “Revolving Facility”) under the Credit Agreement and such Revolving Facility has total commitments in the amount of $375,000,000.
The Revolving Facility terminates January 15, 2021. Loans outstanding under the Revolving Facility, including in respect of the Incremental Revolving Commitments (collectively, “Revolving Loans”), bear interest at Microsemi’s option at Base Rate or LIBOR, plus a margin. The margin for Base Rate Revolving Loans is 0.75% and the margin for LIBOR Revolving Loans is 1.75%. Revolving Loans are subject to a 0.00% LIBOR floor. The Credit Agreement also requires Microsemi to pay a commitment fee of 0.25% for the unused portion of the Revolving Facility. Interest for Base Rate-based loans is calculated on the basis of a 365/366-day year and interest for LIBOR-based loans is calculated on the basis of a 360-day year.
The Revolving Facility contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain conditions and events of default that are set forth in the Existing Credit Agreement.
All obligations of Microsemi in respect of the Revolving Facility (including with respect to the Incremental Revolving Commitments) are unconditionally guaranteed by each of the guarantors under Microsemi’s Existing Credit Agreement. The Revolving Facility (including the Incremental Revolving Commitments) is secured by a lien and security interest in the collateral that also secures the other loans and obligations under the Existing Credit Agreement.
Certain of the lenders party to the Credit Agreement, as well as certain of their respective affiliates, have performed, and may in the future perform, commercial banking, investment banking, underwriting and other financial advisory services for Microsemi, for which they have received, and will receive, customary fees and expenses.
The foregoing summary of the Increase Revolving Joinder does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Increase Revolving Joinder, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
Increase Revolving Joinder No. 1 to Credit Agreement, dated as of May 17, 2017, among Microsemi Corporation, the incremental lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, issuing lender and swingline lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: May 19, 2017	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Increase Revolving Joinder No. 1 to Credit Agreement, dated as of May 17, 2017, among Microsemi Corporation, the incremental lenders party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent, issuing lender and swingline lender